                                                  EXHIBIT 10.20

FLEMING COMPANIES, INC.                      6301 Waterford Blvd.
                                             P. O. Box 26647
                                             Oklahoma City, OK 73126-0647
                                             405/840-7200
_______________________________________________________________________________

Corporate Staff                         November 18, 1993



Mr. James E. Stuard
6921 Brentfield
Dallas, Texas 75248

Dear Jim:

This letter will recap the mutual understanding we had November 16, 1993, regarding your future employment with the company.

     1.   You will remain as a full-time associate until December 1, 1994.

     2. You will remain on the payroll at full salary, benefits, and bonus program until April 1, 1995, at which time you will retire from the company.

     3. At the time of your retirement, you will receive your age 62 benefits, which are as follows:

          Age 62 Pension                $138,864
          "B" Account Equivalent          26,688
          Age 62 SERP                     54,420
                                        --------

                                        $219,972

          You do have the option to take your "B" account in a lump sum, thus, reducing the above number $26,688.

     4. During the five months beginning December 1, 1994, until April 1, 1995, you will work on a part-time basis, or as needed, acting as a consultant to your replacement and/or the company.

     5. We agree that if the health of either you or your wife should preclude you from performing your duties in a satisfactory manner, you may retire from the company and be given your age 62 retirement benefit. We understand that should this actually be necessary, you agree to provide whatever access we might desire from your medical records and/or you doctors in order to assure ourselves that this action is necessary.

     6. Upon your retirement, you will be provided with a life insurance policy on your life in the amount equal to one times your ending salary.

                                      -85-
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Mr. James E. Stuard
November 18, 1993
Page 2


     7. The company will pay for your insurance premium until both you and your wife reach age 65.

     8. For 1994 FICP purposes, you will participate as if you had worked full time until December 31, 1994.

     9. In recognition of your valuable service to the company, we will pay you a $50,000 bonus on December 1, 1993, and an additional $50,000 bonus on December 1, 1994. Since this is extraordinary income, these two bonus payments will not be used in calculating your final average earnings in determining your retirement income.

I am enclosing two copies of this letter. If its contents accurately reflect our understanding, please sign at the bottom of both, retain one copy for your file, and forward the other one to me.

Jim, I want you to know that I am extremely excited about your continued involvement with our company and know that your support will prove to be very beneficial to all of us.

                                        Sincerely,


                                        /s/ Robert E. Stauth
                                        Robert E. Stauth
                                        President & CEO




/s/JAMES E. STUARD                                        11/26/93
   -------------------------                              --------
   James E. Stuard                                        Date

                                      -86-